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                                                                    Exhibit 10.1



                    AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This Amendment to Loan and Security Agreement ("Amendment") is made this 11th day of April, 2000, by MOTHERS WORK, INC., a Delaware corporation ("Parent"), CAVE SPRINGS, INC., a Delaware corporation ("Cave Springs") (collectively, "Borrowers" and singly each is a "Borrower"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Lender").

                                   BACKGROUND

     A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated April 24,1998 (as amended, modified, supplemented or restated from time to time, "Loan Agreement"), pursuant to which certain financing arrangements were established with Lender for the benefit of Borrowers. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, are referred to herein collectively as the "Existing Loan Documents." All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     B. Borrowers have requested that Lender modify, in certain respects, the Loan Agreement and Lender has agreed to make such modifications, all as more fully set forth herein and subject to the terms and conditions hereof.

     NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Amendments to Loan Agreement.

        a. Upon the Effective Date, clause (i) of the definition of Borrowing Base A is hereby amended and restated in its entirety and shall read as follows:

           (i) an amount equal to (a) $56,000,000 minus (b) the LC Amount; or

        b. Upon the Effective Date, the definition of Maximum Revolving Credit Amount is hereby amended and restated in its entirety and shall read as follows:

           Maximum Revolving Credit Amount - Fifty-Six Million Dollars ($56,000,000).

        c. (i) Upon the Effective Date, the definition of Total Credit Facility is hereby amended and secured in its entirety and shall read as follows:

           Total Credit Facility - Sixty Million Dollars ($60,000,000).

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           (ii) To effectuate such amendment, the dollar figure of $48,000,000 contained in the preamble of Section 1 of the Loan Agreement is hereby deleted and replaced with the dollar figure of $60,000,000.

        d. Upon the Effective Date, the Collateral Management Fee payable pursuant to Section 2.4 of the Loan Agreement is increased from $25,000 per year to $30,000 per year.

        e. Upon the Effective Date, the Original Term shall mean the period from April 24, 1998, through September 15, 2004.

        f. Effective for Parent's fiscal year beginning October 1, 1999, the limitation on Capital Expenditures contained in Section 8.2.11 of the Loan Agreement is increased from $13,000,000 to $17,000,000.

     2. Effectiveness Conditions. This Amendment shall become effective upon the date ("Effective Date") of the satisfactory completion, as determined by Lender in its discretion, of the following conditions (all documents to be in form and substance satisfactory to Lender):

        a. Execution of this Amendment and execution and delivery by Borrowers of the Amended and Restated Revolving Credit Note.

        b. Delivery of a Certificate of Corporate Resolutions, signed by Borrowers' Secretary reflecting the authorization to execute, deliver and perform under this Amendment.

        c. Payment by Borrowers to Lender of a non-refundable fee in the amount of $60,000 ("Amendment Closing Fee").

     3. Collateral. Borrowers hereby confirm that all Collateral, liens, and security interests at any time granted by Borrowers to Lender shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrowers to Lender to the full extent set forth in the Existing Loan Documents, including without limitation, all of Borrowers' Obligations under the Revolving Credit.

     4. Representations and Warranties. Each Borrower warrants and represents to Lender that:

        a. Prior Representations. By execution of this Amendment, such Borrower reaffirms that, except as set forth on Schedule A hereto, all warranties and representations made to Lender under the Loan Agreement and Existing Loan Documents are true and correct in all material respects as of the Effective Date.

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        b. Authorization. The execution and delivery by such Borrower of this
Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower by any party other than Lender.

        c. Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

        d. No Default. There is no Default or Event of Default outstanding under the Loan Agreement.

        e. Consent. No consent, approval or authorization of, or registration, filing or qualification with, any governmental authority is required to be obtained or made by such Borrower in connection with the transactions contemplated hereunder.

     5. Incorporation into Existing Loan Documents. The parties acknowledge and agree that this Amendment is incorporated into and made part of the Existing Loan Documents, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement or Existing Loan Documents shall mean the Loan Agreement or Existing Loan Documents as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Existing Loan Documents, the terms and provisions hereof shall control.

     6. Miscellaneous.

        a. Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

        b. Other Instruments. Borrowers shall execute any other documents, instruments and writings, in form and substance satisfactory to Lender, as Lender may reasonably request, to carry out the intentions of the parties hereunder.

        c. Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

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        d. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

FLEET CAPITAL CORPORATION                 MOTHERS WORK, INC.


By: /s/ Kim Bushey                        By: /s/ Michael F. Devine, III
    ------------------------------            ------------------------------
        Kim Bushey                                Michael F. Devine, III
        Vice President                            Chief Financial Officer and
                                                  Vice President - Finance

                                          CAVE SPRINGS, INC.


                                          By: /s/ Dan W. Matthias
                                              ------------------------------
                                                  Chief Executive Officer and
                                                  Chairman of the Board

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